                                                                   Exhibit 4.4.7


PREPARED:  Kurt Miller
           Balch & Bingham
           1901 6th Avenue North
           Suite 2600
           Birmingham, Alabama 35203
           (205) 226-3429

================================================================================



                     COMPASS AUTO RECEIVABLES TRUST 1998-A


                              AMENDED AND RESTATED
                              DECLARATION OF TRUST


                                    between


                      ASSET BACKED SECURITIES CORPORATION,
                                   as Company


                     COMPASS AUTO RECEIVABLES CORPORATION,
                    as initial Certificateholder and Settlor


                                      and


                       THE BANK OF NEW YORK TRUST COMPANY
                                OF FLORIDA, N.A.
                                as Owner Trustee


                           Dated as of June 30, 1998


================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I  DEFINITIONS........................................................ 1
SECTION 1.1.  Capitalized Terms............................................... 1
SECTION 1.2.  Other Interpretive Provisions................................... 1

ARTICLE II  ORGANIZATION...................................................... 2
SECTION 2.1.  Name............................................................ 2
SECTION 2.2.  Principal Place of Business..................................... 2
SECTION 2.3.  Purposes and Powers............................................. 2
SECTION 2.4.  Appointment of Owner Trustee.................................... 3
SECTION 2.5.  Initial Capital Contribution of Trust Estate.................... 3
SECTION 2.6.  Declaration of Trust............................................ 3
SECTION 2.7.  No Liability of the Holders..................................... 3
SECTION 2.8.  Title to Owner Trust Estate..................................... 3
SECTION 2.9.  Situs of Issuer................................................. 4
SECTION 2.10.  Representations and Warranties of Company...................... 4
SECTION 2.11.  Federal Income Tax Allocations................................. 5

ARTICLE III  CERTIFICATES AND TRANSFER OF INTERESTS........................... 6
SECTION 3.1.  Initial Ownership............................................... 6
SECTION 3.2.  The Certificates................................................ 6
SECTION 3.3.  Authentication of Certificates.................................. 7
SECTION 3.4.  Registration of Transfer and Exchange of Certificates........... 7
SECTION 3.5.  Mutilated, Destroyed, Lost or Stolen Certificates............... 8
SECTION 3.6.  Persons Deemed Certificateholders............................... 8
SECTION 3.7.  Access to List of Certificateholders' Names and Addresses....... 8
SECTION 3.8.  Maintenance of Office or Agency................................. 9
SECTION 3.9.  Appointment of Paying Agent..................................... 9
SECTION 3.10.  Definitive Certificates........................................10
SECTION 3.11.  Certain Transfer Restrictions..................................10
SECTION 3.12  Legending of Certificates.......................................12

ARTICLE IV  VOTING RIGHTS AND ACTIONS BY OWNER TRUSTEE........................12
SECTION 4.1.  Prior Notice to Owners with Respect to Certain Matters..........12
SECTION 4.2.  Action by Certificateholders with Respect to Certain Matters....13
SECTION 4.3.  Action by Certificateholders with Respect to Bankruptcy.........13
SECTION 4.4.  Restrictions on Certificateholders' Power.......................13
SECTION 4.5.  Majority Control................................................13


ARTICLE V  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES.........................14
SECTION 5.1.  Establishment of Certificate Distribution Account...............14
SECTION 5.2.  Application of Funds in Certificate Distribution Account........14
SECTION 5.3.  Method of Payment...............................................15
SECTION 5.4.  Accounting and Reports to the Noteholders, Certificateholders,
                the Internal Revenue Service and Others.......................15
SECTION 5.5.  Signature on Returns; Tax Matters Partner.......................15

ARTICLE VI  AUTHORITY AND DUTIES OF OWNER TRUSTEE.............................16
SECTION 6.1.  General Authority...............................................16
SECTION 6.2.  General Duties..................................................16
SECTION 6.3.  Action upon Instruction.........................................16
SECTION 6.4.  No Duties Except as Specified in this Agreement or in
                Instructions..................................................17
SECTION 6.5.  No Action Except under Specified Documents or Instructions......17
SECTION 6.6.  Restrictions....................................................18

ARTICLE VII  CONCERNING OWNER TRUSTEE.........................................18
SECTION 7.1.  Acceptance of Trusts and Duties.................................18
SECTION 7.2.  Furnishing of Documents.........................................20
SECTION 7.3.  Representations and Warranties..................................20
SECTION 7.4.  Reliance; Advice of Counsel.....................................20
SECTION 7.5.  Not Acting in Individual Capacity...............................21
SECTION 7.6.  Owner Trustee Not Liable for Certificates or Receivables........21

ARTICLE VIII  COMPENSATION OF OWNER TRUSTEE...................................22
SECTION 8.1.  Owner Trustee's Fees and Expenses...............................22
SECTION 8.2.  Indemnification.................................................22
SECTION 8.3.  Payments to Owner Trustee.......................................23

ARTICLE IX  TERMINATION OF TRUST AGREEMENT....................................23
SECTION 9.1.  Termination of Trust Agreement..................................23

ARTICLE X  SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES.............24
SECTION 10.1.  Eligibility Requirements for Owner Trustee.....................24
SECTION 10.2.  Resignation or Removal of Owner Trustee........................24
SECTION 10.3.  Successor Owner Trustee........................................25
SECTION 10.4.  Merger or Consolidation of Owner Trustee.......................26
SECTION 10.5.  Appointment of Co-Trustee or Separate Trustee..................26

ARTICLE XI  MISCELLANEOUS.....................................................27
SECTION 11.1.  Supplements and Amendments.....................................27
SECTION 11.2.  No Legal Title to Owner Trust Estate in Certificateholders.....29
SECTION 11.3.  Limitations on Rights of Others................................29


SECTION 11.4.  Notices........................................................30
SECTION 11.5.  Severability...................................................30
SECTION 11.6.  Separate Counterparts..........................................30
SECTION 11.7.  Successors and Assigns.........................................30
SECTION 11.8.  No Petition....................................................30
SECTION 11.9.  No Recourse....................................................31
SECTION 11.10.  Headings......................................................31
SECTION 11.11.  GOVERNING LAW.................................................31
SECTION 11.12.  Servicer......................................................31
SECTION 11.13.  Sale and Servicing Agreement..................................31

                                    EXHIBITS

Exhibit A       Form of Certificate

     AMENDED AND RESTATED DECLARATION OF TRUST, dated as of June 30, 1998 (this "Agreement" or the "Trust Agreement"), between ASSET BACKED SECURITIES CORPORATION, a Delaware corporation, as Company, COMPASS AUTO RECEIVABLES CORPORATION, a Delaware corporation, as the initial Certificateholder and as Settlor, and THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A., a national banking association, as Owner Trustee. This Agreement amends and restates in its entirety that certain Declaration of Trust of Compass Auto Receivables Trust 1998-A, dated as of June 24, 1998, and recorded at document number 9808/2318 of the office of the judge of probate of Jefferson County, Alabama (the "Original Declaration"), provided that nothing in this Agreement is intended to affect, or shall affect, the continued and uninterrupted existence of the Trust created by the Original Declaration and all actions heretofore taken by the Owner Trustee with respect to the Trust are hereby approved, ratified and confirmed by Settlor.


ARTICLE I  DEFINITIONS.

      SECTION 1.1. Capitalized Terms. Capitalized terms used in this Agreement are defined in Appendix X (attached hereto and incorporated herein) to the Sale and Servicing Agreement, to be dated as of June 30, 1998 (as it may be amended or supplemented from time to time, the "Sale and Servicing Agreement"), between the trust established by this Agreement, Asset Backed Securities Corporation, as Company, Compass Bank, an Alabama state banking corporation, as Servicer, and THE CHASE MANHATTAN BANK, a New York banking corporation, as Indenture Trustee.

      SECTION 1.2. Other Interpretive Provisions. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; (b) terms defined in
Article 9 of the UCC as in effect in the State of Alabama and not otherwise defined in this Agreement are used as defined in that Article; (c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to any Article, Section, Schedule, Appendix or Exhibit are references to Articles, Sections, Schedules, Appendices and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (e) the term "including" means "including without limitation"; (f) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (g) references to any Person include that Person's successors and assigns; and (h) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II  ORGANIZATION.

      SECTION 2.1. Name. The trust created under this Trust Agreement shall be known as "COMPASS AUTO RECEIVABLES TRUST 1998-A," in which name the Owner Trustee may conduct the business of such trust, make and execute contracts and other instruments on behalf of such trust and sue and be sued on behalf of such trust.

      SECTION 2.2. Principal Place of Business. The principal place of business of Issuer shall be in Jefferson County, Alabama at 15 South 20th Street, Birmingham, Alabama 35233.

      SECTION 2.3. Purposes and Powers. The purpose of Issuer is, and Issuer shall have the power and authority, to engage in the following activities:

          (a) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement, and to sell, transfer and exchange the Notes and the Certificates and to pay interest on and principal of the Notes and distributions on the Certificates;

          (b) to acquire the Owner Trust Estate as set forth in the Sale and Servicing Agreement from Company pursuant to the terms thereof, to make deposits to and withdrawals from the Trust Accounts and to pay the organizational, start-up and transactional expenses of Issuer;

          (c) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders and Compass Auto pursuant to the terms of the Sale and Servicing Agreement any portion of the Owner Trust Estate released from the Lien of, and remitted to Issuer pursuant to, the Indenture;

          (d) to enter into and perform its obligations under the Basic Documents to which it is a party;

          (e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

          (f) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Certificateholders and the Noteholders.

Issuer is hereby authorized to engage in the foregoing activities. Issuer shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

      SECTION 2.4. Appointment of Owner Trustee. Compass Auto hereby confirms the appointment of the Owner Trustee as trustee of Issuer effective as of the date hereof, to have all the rights, powers and duties set forth herein, and the Owner Trustee by execution hereof accepts such appointment.

      SECTION 2.5. Initial Capital Contribution of Trust Estate. Compass Auto hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $10. The Owner Trustee hereby acknowledges receipt in trust from Compass Auto, as of the date hereof, of the foregoing contribution, which shall constitute the initial Owner Trust Estate and shall be deposited in the Certificate Distribution Account.

      SECTION 2.6. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of Issuer under the Basic Documents. Issuer shall constitute a business trust under the Business Trust Statute, and this Agreement shall constitute the governing instrument of such business trust. It is the intention of the parties hereto that, solely for federal, state and local income and franchise tax purposes, until the Certificates are held by more than one person or Issuer is recharacterized as a separate entity, Issuer will be disregarded as an entity separate from its beneficial owner and the Notes will be treated as debt of the Certificateholder. If the Certificates are held by more than one Person or Issuer is recharacterized as a separate entity, it is the intention of the parties hereto that, solely for income and franchise tax purposes, Issuer shall be treated as a partnership with the assets of the partnership being the Trust Property, the partners of the partnership being the Certificateholders and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, until the Certificates are held by more than one Person or Issuer is recharacterized as a separate entity, Issuer will not file or cause to be filed annual or other necessary returns, reports and other forms characterizing Issuer as a partnership for income and franchise tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and, to the extent not inconsistent herewith, in the Business Trust Statute with respect to accomplishing the purposes of Issuer. The Owner Trustee shall file this Agreement as provided in the Business Trust Statute.

      SECTION 2.7. No Liability of the Holders. No Holder or Owner shall have any personal liability for any liability or obligation of the Trust.

      SECTION 2.8. Title to Owner Trust Estate. Legal title to all the Owner Trust Estate shall be vested at all times in Issuer as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

      SECTION 2.9. Situs of Issuer. Issuer shall be located and administered in the State of Florida or Alabama. All bank accounts maintained by the Owner Trustee on behalf of Issuer shall be located in the State of Florida or the State of Alabama. Payments shall be received by Issuer only in Florida, New York or Alabama, and payments shall be made by Issuer only from Florida, New York or Alabama.

      SECTION 2.10. Representations and Warranties of Company. Company hereby represents and warrants to the Owner Trustee that:

          (a) Company is duly organized and validly existing as a Delaware corporation with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (b) Company is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses and approvals, except where the failure to have such qualifications, licenses and approvals would not have a material adverse effect on Company's ability to perform its obligations under the Basic Documents or its ability to enforce the Receivables and the other property in the Owner Trust Estate.

          (c) Company has the corporate power and authority to execute and deliver this Agreement and to carry out its terms. Company has full power and authority to sell and assign the property to be sold and assigned to and deposited with Issuer and Company has duly authorized such sale and assignment and deposit to Issuer by all necessary corporate action. The execution, delivery and performance of this Agreement has been duly authorized by Company by all necessary corporate action.

          (d) This Agreement constitutes a legal, valid, and binding obligation of Company, enforceable against Company in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

          (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of Company, or any material indenture, agreement or other instrument to which Company is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of Company's knowledge, any order, rule or regulation applicable to Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Company or its properties.

          (f) There are no proceedings or investigations pending or, to the best of Company's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over Company or its properties: (i) asserting the invalidity of this Agreement or any other Basic Documents, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement or the other Basic Documents,
     (iii) seeking any determination or ruling that might materially and adversely affect the performance by Company or its obligations under, or the validity or enforceability of, this Agreement or (iv) seeking to materially affect the federal income tax attributes, or applicable state franchise tax or income tax attributes, of the Notes and the Certificates.

     SECTION 2.11. Federal Income Tax Allocations. If Certificates are held by more than one Person or Issuer is recharacterized as a separate entity, interest payments on the Certificates (or other interests in Issuer are treated as equity in Issuer for applicable tax purposes ("Equity Interests"), including interest on amounts previously due on the Certificates or Equity Interests but not yet distributed) shall be treated as "guaranteed payments" under Section 707(c) of the Code. Net income of Issuer for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

          (a) among the Certificateholders and Equity Interest holders as of the close of business on the last day of such month, in proportion to their ownership of principal amount of Certificates and Equity Interests on such date, an amount of net income up to the sum of: (i) the portion of the market discount on the Receivables accrued during such month that is allocable to the excess, if any, of the initial Certificate Balance over their initial aggregate issue price, (ii) Certificateholders' and Equity Interest holders' prepayment premium, if any, payable for such month and
     (iii) any other amounts of income payable to the Certificateholders or Equity Interest holders for such month; and such sum of amounts specified in clauses (i) through (iii) of this sentence shall be reduced by any amortization by the Trust of premium on Receivables that corresponds to any excess of the issue price of Certificates or Equity Interests over their principal amount; and

          (b) to Compass Auto, and other holders of interests in the Reserve Account, to the extent of any remaining net income, in accordance with their respective interests therein.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a), subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust, if any, for any month as determined for federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to Compass Auto (or other holders of interests in the Reserve Account) to the extent Compass Auto (or such holders) are reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the remaining Certificateholders and Equity Interest holders as of the close of business on the last day of such month in proportion to their ownership of principal amount of Certificates and Equity Interests on such day. Compass Auto is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to Compass Auto (or other holders of interests in the Reserve Account) or to the Certificateholders or Equity Interest holders, or as otherwise required by the Code. Notwithstanding anything provided in this Section 2.11, if the Certificates are held solely by one Person or the Trust has not been recharacterized as a separate entity, the application of this Section 2.11 shall be disregarded.

ARTICLE III  CERTIFICATES AND TRANSFER OF INTERESTS.

     SECTION 3.1. Initial Ownership. Upon the formation of Issuer by the contribution of Compass Auto pursuant to this Agreement and until the issuance of the Certificates, Compass Auto shall be the sole beneficiary of the Trust.

     SECTION 3.2. The Certificates. The Certificates shall be issued in denominations of $25,000 and integral multiples of $1,000 in excess thereof; provided that one Certificate may be issued that includes any residual portion of the initial Certificate Balance in a denomination other than an integral multiple of $1,000. The Certificates shall be executed on behalf of Issuer by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of Issuer, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates. A transferee of a Certificate shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon due registration of such Certificate in such transferee's name pursuant to Section 3.4.

     SECTION 3.3. Authentication of Certificates. Concurrently with the initial sale of the Receivables to Issuer pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificates in an aggregate principal amount equal to the initial Certificate Balance to be executed on behalf of Issuer, authenticated and delivered to or upon the written order of Compass Auto, signed by its chairman of the board, its president, its chief financial officer, its chief accounting officer, any vice president, its secretary, any assistant secretary, its treasurer or any assistant treasurer, without further corporate action by Compass Auto, in authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or its authentication agent, by manual signature. Such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 3.4. Registration of Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Bank of New York Trust Company of Florida, N.A. shall be the initial Certificate Registrar.

     Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.8, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like class and aggregate face amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of the same class in authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by a member firm of the New York Stock Exchange, a commercial bank or trust company or an "eligible guarantor institution" with membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or substitution for, STAMP, all in accordance with the Exchange Act. Each Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Owner Trustee or Certificate Registrar in accordance with its customary practice.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     Notwithstanding the preceding provisions of this Section 3.4, the Owner Trustee shall not make and the Certificate Registrar shall not be required to register any transfer or exchange of Certificates for a period of 15 days preceding any Distribution Date for any payment with respect to the Certificates.

     SECTION 3.5. Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Owner Trustee on behalf of Issuer shall execute and the Owner Trustee or its authenticating agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like class, tenor and denomination. In connection with the issuance of any new Certificate under this Section 3.5, the Owner Trustee or Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 3.5 shall constitute conclusive evidence of an ownership interest in Issuer, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 3.6. Persons Deemed Certificateholders. Every Person by virtue of becoming a Certificateholder or Owner in accordance with this Agreement shall be deemed to be bound by the terms of this Agreement. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, Certificate Registrar or any agent of the Owner Trustee or Certificate Registrar may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.2 and for all other purposes whatsoever, and none of the Owner Trustee, Certificate Registrar or any agent of the Owner Trustee or Certificate Registrar shall be bound by any notice to the contrary.

     SECTION 3.7. Access to List of Certificateholders' Names and Addresses. The Owner Trustee shall furnish or cause to be furnished to the Servicer, Compass Auto, Company or the Indenture Trustee, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer, Compass Auto, Company or the Indenture Trustee in writing, a list, in such form as the Servicer, Compass Auto, Company or the Indenture Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Holders of Certificates, or one or more Holders of Certificates evidencing not less than 25% of the Certificate Balance, apply in writing to the Owner Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Owner Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold Compass Auto, Certificate Registrar, Indenture Trustee or Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

     SECTION 3.8. Maintenance of Office or Agency. The Owner Trustee shall maintain in Jacksonville, Florida an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates its Corporate Trust Office for such purposes. The Owner Trustee shall give prompt written notice to Compass Auto, Certificateholders and Indenture Trustee of any change in the location of the Certificate Register or any such office or agency.

     SECTION 3.9. Appointment of Paying Agent. The Paying Agent shall make distributions to the Certificateholders from the Certificate Distribution Account or as otherwise specified pursuant to Section 5.2 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent upon 10 days prior written notice thereof to Paying Agent (and if Indenture Trustee is not Paying Agent, to Indenture Trustee) if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Indenture Trustee, and any co-paying agent chosen by the Indenture Trustee, and acceptable to the Owner Trustee. The Paying Agent shall be permitted to resign upon 30 days' written notice to the Owner Trustee and the Servicer or, if Compass Auto is no longer the sole Certificateholder, upon 10 days prior written notice thereof. If the Indenture Trustee shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as the Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.1, 7.3, 7.4 and 8.1 shall apply to the Indenture Trustee also in its role as Paying Agent, for so long as the Indenture Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

     SECTION 3.10. Definitive Certificates. The Certificates, upon original issuance, will be issued in the form of a typewritten Certificate or Certificates representing Definitive Certificates and shall be registered in the name of Compass Auto Receivables Corporation, with respect to a $22,080,879 Asset Backed Certificate, as the initial registered owner thereof. The Owner Trustee shall execute and authenticate, or cause to be authenticated, the Definitive Certificates in accordance with the instructions of the Depositor. Neither the Certificate Registrar nor Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee and the Paying Agent shall recognize the Holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

     SECTION 3.11. Certain Transfer Restrictions. (a) No Certificate or any interest therein may be sold or transferred (including by pledge or hypothecation) unless such sale or transfer is (i) pursuant to a valid registration under the Securities Act and any applicable state securities or "Blue Sky" laws, (ii) pursuant to Rule 144A or (iii) pursuant to another exemption from the registration requirements of the Securities Act and subject to the receipt by Owner Trustee of a certification by the transferee and an Opinion of Counsel (satisfactory to Issuer and Owner Trustee) to the effect that the transfer is in compliance with the Securities Act, and, in each case, in compliance with any applicable state securities or "Blue Sky" laws. Prior to any sale or transfer of the Certificates or any interest therein described in clause
(ii) above, each prospective purchaser of the Certificates shall be deemed to have represented and agreed as follows:

          (A) It is a qualified institutional buyer as defined in Rule 144A and is acquiring the Certificates or any interest therein for its own institutional account or for the account of a qualified institutional buyer.

          (B) It is aware the sale is being made in reliance on Rule 144A and it is not acquiring the Certificates or any interest therein with a view to, or for resale in connection with, a distribution that would constitute a public offering within the meaning of the Securities Act or a violation of the Securities Act, and that, if in the future it decides to resell, pledge or otherwise transfer any Certificates or any interest therein, such Certificates or any interest therein may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a qualified institutional buyer (as defined in Rule 144A) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

          (C) It understands that the Certificates will bear a legend substantially as set forth in Section 3.12.

          (D) It acknowledges that Owner Trustee, Issuer, Compass Auto, and their affiliates, and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements. If it is acquiring any Certificates or any interest therein for the account of one or more qualified institutional buyers, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

          (E) By acquiring a Certificate, each purchaser and transferee shall be deemed to represent and warrant that it is not acquiring the Certificate with the assets of (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title 1 of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan").

     Each purchaser of the Certificates or any interest therein shall be required to execute or to have executed a customary purchaser representation letter, in form and in substance satisfactory to Company, Compass Auto and Owner Trustee, to the effect that such transfer may be made pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

     In addition, such prospective purchaser shall be responsible for providing additional information or certification, as shall be reasonably requested by Company, Compass Auto or Owner Trustee, to support the truth and accuracy of the foregoing acknowledgments, representations and agreements, it being understood that such additional information is not intended to create additional restrictions on the transfer of the Certificates or any interest therein. Neither Issuer nor Owner Trustee is obligated to register the Certificates under the Securities Act or any state securities laws.

     In determining compliance with the transfer restrictions contained in this
Section 3.11, Owner Trustee may rely upon a written opinion of counsel (which may include in-house counsel of the transferor), the cost of obtaining which shall be an expense of the Certificateholder to be transferred (or the transferee thereof).

     (b) No Certificate or any interest therein may be sold or transferred unless such sale or transfer is to either (i) a Person whose certificate of incorporation or other organizational documents contains provisions substantially similar to those contained in Articles III, VII and XI of the Certificate of Incorporation of Compass Auto or (ii) Issuer and Company shall have received an Opinion of Counsel to the effect that no creditor of any Certificateholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

     SECTION 3.12 Legending of Certificates. Each Certificate shall bear a legend in substantially the following form:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR
     (3) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUBJECT TO THE RECEIPT BY THE TRUSTEE OF A CERTIFICATION OF THE TRANSFEREE AND AN OPINION OF COUNSEL (SATISFACTORY TO ISSUER AND THE

     TRUSTEE) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

ARTICLE IV VOTING RIGHTS AND ACTIONS BY OWNER TRUSTEE.

     SECTION 4.1. Prior Notice to Owners with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders in writing of the proposed action and the Certificateholders shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent.

          (a) the election by Issuer to file an amendment to this Agreement (unless such amendment is required to be filed under the Business Trust Statute);

          (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

          (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment would materially adversely affect the interests of the Certificateholders; or

          (d) the amendment, change or modification of the Sale and Servicing Agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Certificateholders.

The Owner Trustee shall notify the Certificateholders in writing of any appointment of a successor Paying Agent or Certificate Registrar within five Business Days thereof.

     SECTION 4.2. Action by Certificateholders with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Noteholders or Certificateholders, as applicable, pursuant to Section 8.1 of the Sale and Servicing Agreement to (a) remove the Servicer under the Sale and Servicing Agreement, or (b) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders and the furnishing of indemnification satisfactory to the Owner Trustee by the Certificateholders.

     SECTION 4.3. Action by Certificateholders with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to Issuer until one year and one day after the Outstanding Amount of all the Notes has been reduced to zero and without the unanimous prior approval of all Certificateholders and the delivery to the Owner Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that Issuer is insolvent.

     SECTION 4.4. Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of Issuer or Owner Trustee under this Agreement or any other Basic Document or would be contrary to Section 2.3 nor shall the Owner Trustee be obligated to follow any such direction, if given.

     SECTION 4.5. Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Holders of Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

ARTICLE V APPLICATION OF TRUST FUNDS; CERTAIN DUTIES.

     SECTION 5.1. Establishment of Certificate Distribution Account. The Owner Trustee, for the benefit of the Certificateholders, shall establish and maintain in the name of Issuer an Eligible Deposit Account (the "Certificate Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Owner Trustee for the benefit of the Certificateholders.

     SECTION 5.2. Application of Funds in Certificate Distribution Account. (a) On each Distribution Date, the Owner Trustee shall, or shall cause the Paying Agent to, based on the information contained in the Servicer's Report delivered on the related Determination Date pursuant to Section 4.9 of the Sale and Servicing Agreement, distribute to Certificateholders, to the extent of the funds available, amounts deposited in the Certificate Distribution Account (or, if Compass Auto is the only Certificateholder, in the Collection Account) pursuant to the Sale and Servicing Agreement on such Distribution Date in the following order of priority:

               (i) first, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Interest Distributable Amount; and

               (ii) second, to the Certificateholders, on a pro rata basis, an amount equal to the Certificateholders' Principal Distributable Amount.

          (b) On each Distribution Date after the Certificates shall be owned by more than one Person, the Owner Trustee shall send, or shall cause to be sent, to each Certificateholder the statement provided to the Owner Trustee by the Servicer pursuant to Section 5.5 of the Sale and Servicing Agreement on such Distribution Date.

          (c) If any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section 5.2. The Owner Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by Issuer (but such authorization shall not prevent the Owner Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by Issuer and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-United States Certificateholder), the Owner Trustee may in its sole discretion withhold such amounts in accordance with this Section 5.2(c). If an Owner wishes to apply for a refund of any such withholding tax, the Owner Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

     SECTION 5.3. Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if (a) such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder's Certificates in the aggregate evidence an amount of not less than $1,000,000 or (b) such Certificateholder is Compass Auto, or an Affiliate thereof, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Notwithstanding the foregoing, the final distribution in respect of any Certificate (whether on the Final Scheduled Distribution Date or otherwise) shall be payable only upon presentation and surrender of such Certificate at the office or agency maintained for that purpose by the Owner Trustee pursuant to Section 3.8.

     SECTION 5.4. Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. Subject to Section 2.6, Compass Auto shall: (a) maintain (or cause to be maintained) the books of Issuer on a calendar year basis on the accrual method of accounting; (b) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each Certificateholder to prepare its federal and state income tax returns; (c) prepare and file such tax returns relating to Issuer (including a partnership information return, Form 1065), and direct the Owner Trustee or the Servicer, as the case may be, to make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain Issuer's characterization as a partnership for federal income tax purposes, if applicable; (d) cause such tax returns to be signed in the manner required by law; and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.2(c) with respect to income or distributions to Certificateholders. The Owner Trustee shall cooperate with Compass Auto in making all elections pursuant to this Section 5.4 as directed in writing by Compass Auto. The Owner Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Receivables. The Owner Trustee shall not make the election provided under
Section 754 of the Code.

     SECTION 5.5.  Signature on Returns; Tax Matters Partner. (a) Subject to
Section 2.6, Compass Auto shall sign on behalf of Issuer the tax returns (if any) of Issuer, unless applicable law requires the Owner Trustee to sign such documents, in which case such documents shall be signed by the Owner Trustee at the written direction of Compass Auto.

          (b) Subject to Section 2.6, Compass Auto shall be designated the "tax matters partner" of Issuer pursuant to the Code.

ARTICLE VI AUTHORITY AND DUTIES OF OWNER TRUSTEE.

     SECTION 6.1. General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which Issuer is named as a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which Issuer is named as a party and any amendment thereto, in each case, in such form as Compass Auto shall approve, as evidenced conclusively by the Owner Trustee's execution thereof, and on behalf of Issuer at the written direction of Compass Auto, to direct the Indenture Trustee to authenticate and deliver Class A-1 Notes in the aggregate principal amount of $127,235,000, Class A-2 Notes in the aggregate principal amount of $81,700,000 and Class A-3 Notes in the aggregate principal amount of $170,445,000. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of Issuer pursuant to the Basic Documents. The

Owner Trustee is further authorized from time to time to take such action as the Servicer recommends or directs in writing with respect to the Basic Documents, except to the extent that this Agreement expressly requires the consent of Certificateholders for such action.

     SECTION 6.2. General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the other Basic Documents and to administer Issuer in the interest of the Certificateholders, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing and to the full extent allowable under applicable law, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Servicer has agreed in the Sale and Servicing Agreement or Compass Auto has agreed in this Agreement to perform any act or to discharge any duty of the Owner Trustee or Issuer hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Servicer or Compass Auto to carry out its obligations under the Sale and Servicing Agreement or this Agreement. Except as expressly provided in the Basic Documents, the Owner Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

     SECTION 6.3. Action upon Instruction. (a) Subject to Article IV, the Certificateholders may, by written instruction, direct the Owner Trustee in the management of Issuer. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

          (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

          (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document or is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or if this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted or application of such provision. To the extent the Owner Trustee acts or refrains from acting in good faith in accordance with any written instruction of the Certificateholders received, the Owner Trustee shall not be liable on account of such action or inaction to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

     SECTION 6.4. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.3. No implied duties or obligations shall be read into this Agreement or any other Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for Issuer or to record this Agreement or any other Basic Document. The Owner Trustee nevertheless agrees that it shall, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Owner Trustee that are not related to the ownership or the administration of the Owner Trust Estate.

     SECTION 6.5. No Action Except under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Owner Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.3.

     SECTION 6.6. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of Issuer set forth in Section 2.3 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would (i) affect the treatment of the Notes as indebtedness for federal income or state income or franchise tax purposes, (ii) be deemed to cause a taxable exchange of the Notes for federal income or state income or franchise tax purposes or (iii) cause Issuer or any portion thereof to be taxable as an association or publicly traded partnership taxable as a corporation for federal income or state income or franchise tax purposes. The Certificateholders shall not direct the Owner Trustee to take action that would violate the provisions of this Section 6.6.

ARTICLE VII CONCERNING OWNER TRUSTEE.

     SECTION 7.1. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or gross negligence (or ordinary negligence in the handling of funds) or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Owner Trustee shall not be liable for any error of judgment made by any officer of the Owner Trustee;

          (b) the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with instructions pursuant to this Agreement of the Servicer, Compass Auto or any Certificateholder;

          (c) no provision of this Agreement or any other Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes or amounts distributable on the Certificates;

          (e) the Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by Company or Compass Auto or for the form, character, genuineness, sufficiency, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any

     Certificateholder, other than as expressly provided for herein and in the Basic Documents;

          (f) the Owner Trustee shall not be liable for the default or misconduct of the Indenture Trustee, any Paying Agent, the Servicer, Compass Auto or Custodian under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform any obligation under this Agreement or any other Basic Document that is required to be performed by Compass Auto under this Agreement, the Indenture Trustee under the Indenture or the Servicer or Custodian under the Sale and Servicing Agreement;

          (g) the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its gross negligence (or ordinary negligence in the handling of funds), bad faith or willful misconduct in the performance of any such act; and

          (h) Notwithstanding anything contained herein to the contrary, the Owner Trustee shall not be required to take any action in any jurisdiction other than in the State of Alabama if the taking of such action would: (i) require the registration with, licensing by or the taking of any other similar action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Alabama by or with respect to the Owner Trustee; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Alabama becoming payable by the Owner Trustee; or (iii) subject the Owner Trustee to personal jurisdiction in any jurisdiction other than the State of Alabama for causes of action arising from acts unrelated to the consummation of the transactions by the Owner Trustee contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel (which advice shall be an expense of Servicer) to determine whether any action required to be taken pursuant to this Agreement results in the consequences described in clauses (i), (ii) and (iii) of the preceding sentence. If such counsel advises the Owner Trustee that such action will result in such consequences, Servicer shall appoint an additional trustee pursuant to
     Section 10.5 to proceed with such action.

     SECTION 7.2. Furnishing of Documents. The Owner Trustee shall furnish to the Certificateholders or Indenture Trustee promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

     SECTION 7.3. Representations and Warranties. The Owner Trustee hereby represents and warrants to Compass Auto, for the benefit of the Certificateholders, that:

          (a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) It has taken all action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

          (c) This Agreement constitutes a legal, valid and binding obligation of the Owner Trustee, enforceable against it in accordance with its respective terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws affecting enforcement of the rights of creditors of banks generally and to equitable limitations on the availability of specific remedies.

          (d) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any federal law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

     SECTION 7.4. Reliance; Advice of Counsel. (a) The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer, secretary or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

     (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or any other Basic Document, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, but the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys selected with reasonable care and (ii) may consult with counsel, accountants and other skilled persons knowledgeable in the relevant area to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

     SECTION 7.5. Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, The Bank of New York Trust Company of Florida, N.A. acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

     SECTION 7.6.  Owner Trustee Not Liable for Certificates or Receivables.
The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statements of Company and Compass Auto, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any other Basic Document, the Certificates (other than the signature and countersignature of Owner Trustee on the Certificates), the Notes or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Vehicle or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including: the existence, condition and ownership of any Financed Vehicle; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to Issuer or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable;

the compliance by Company, Compass Auto, the Servicer or any Person other than the Owner Trustee with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action of the Indenture Trustee, any Paying Agent or the Servicer or any subservicer taken in the name of the Owner Trustee.

     SECTION 7.7. Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with Company, Compass Auto, Servicer and Indenture Trustee in banking transactions with the same rights as it would have if it were not Owner Trustee.


ARTICLE VIII  COMPENSATION OF OWNER TRUSTEE.

     SECTION 8.1. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon in writing before the date hereof between the Servicer and Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Servicer, Compass Auto or Issuer for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

     SECTION 8.2. Indemnification. Compass Auto shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee hereunder; provided that Compass Auto shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section
7.1. The indemnities contained in this Section 8.2 shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Indemnified Party in respect of which indemnity may be sought pursuant to this
Section 8.2, such Indemnified Party shall promptly notify Compass Auto in writing, and Compass Auto upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others Compass Auto may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. Compass Auto shall not be liable for any settlement of any claim or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Compass Auto agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Compass Auto shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

     SECTION 8.3. Payments to Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.


ARTICLE IX  TERMINATION OF TRUST AGREEMENT.

     SECTION 9.1. Termination of Trust Agreement. (a) The Trust may be terminated by action of the Owner Trustee or by approval of Certificateholders representing 100% of the outstanding Certificates, provided that all purposes and obligations of the Trust shall have been fulfilled, including payment in full of the Notes and the Certificates. This Agreement (other than Article VIII) and Issuer shall terminate and be of no further force or effect, upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder or Owner shall not (x) operate to terminate this Agreement or Issuer, nor (y) entitle such Certificateholder's or Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of Issuer or Owner Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

     (b) Except as provided in this Section 9.1, none of Company, Compass Auto nor any Certificateholder shall be entitled to revoke the trust created hereby or otherwise dissolve Issuer.

     (c) Notice of any termination of Issuer, specifying the Distribution Date upon which the Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.1(c) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment (per $1,000 of Certificate Balance) and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.2.

     If all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in Issuer after exhaustion of such remedies shall be distributed, subject to applicable escheat laws, by the Owner Trustee to Compass Auto.

     (d) Upon the winding up of Issuer and its termination, the Owner Trustee shall cause the Declaration of Trust to be canceled by filing a certificate of cancellation in the location for filing provided under the Business Trust Statute.


ARTICLE X   SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES.

     SECTION 10.1. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a corporation or a national banking association
(i) satisfying the requirements, if any, of the Business Trust Statute and qualified to do business in Alabama, (ii) authorized to exercise corporate trust powers, (iii) having a combined capital and surplus of at least $10,000,000, and
(iv) subject to supervision or examination by federal or state authorities; provided that: (i) The Bank of New York Trust Company of Florida, N.A. shall, and shall be eligible to, serve as Owner Trustee so long as it is owned by The Bank of New York, a New York banking corporation or (ii) a successor Owner Trustee shall, and shall be eligible to, serve as Owner Trustee so long as it satisfies the Rating Agency Condition. If such corporation shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this
Section 10.1, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section 10.1, the

Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.2.

     SECTION 10.2. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee; provided that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Owner Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

     If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.1 and shall fail to resign after written request therefor by the Servicer, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Owner Trustee. If the Servicer shall remove the Owner Trustee under the authority of the preceding sentence, the Servicer shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee and payment of all fees owed to the outgoing Owner Trustee.

     Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section 10.2 shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.3 and payment of all fees and expenses owed to the outgoing Owner Trustee and the filing of a certificate of amendment to the Declaration of Trust if required by the Business Trust Statute. The Servicer shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

     SECTION 10.3. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Servicer and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement. The Servicer and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

     No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.1.

     Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section 10.3, the Servicer shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Servicer shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Servicer.

     SECTION 10.4. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Owner Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.1. The Owner Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

     SECTION 10.5. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Vehicle may at the time be located, the Servicer and Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to Issuer, or any part thereof, and, subject to the other provisions of this Section 10.5, such powers, duties, obligations, rights and trusts as the Servicer and Owner Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, unless the Owner Trustee meets the legal requirements of the applicable jurisdiction, a successor co-trustee or separate trustee shall promptly be appointed in the manner specified in this Section 10.5 to act as the co-trustee or separate trustee. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.3.

     Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to Issuer or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

          (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

          (iii) the Servicer and Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article X. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Servicer.

     Any separate trustee or co-trustee may at any time appoint the Owner Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


ARTICLE XI  MISCELLANEOUS.

     SECTION 11.1. Supplements and Amendments. (a) This Agreement may be amended by Company, Compass Auto and the Owner Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or any other Certificateholder:

          (i) (A) to cure any ambiguity or defect, (B) to correct or supplement any provisions in this Agreement or (C) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that any such action under this clause (C) shall not, as evidenced by an Opinion of Counsel (which may be based upon a certificate of the Servicer) delivered to the Owner Trustee and the Rating Agencies, adversely affect in any material respect the interests of any Noteholder or Certificateholder;

          (ii) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to Issuer of all or any portion of the Receivables to be derecognized under GAAP by Company to Issuer, (b) Issuer to avoid becoming a member of Compass Auto's consolidated group under GAAP or (c) Company, Compass Auto or any of their Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment that each Rating Agency shall have notified Company, the Servicer, the Indenture Trustee and the Owner Trustee in writing that the amendment will not result in a reduction or withdrawal of the rating of any outstanding Notes or Certificates with respect to which it is a Rating Agency.

     (b) This Agreement may also be amended from time to time by Company, Compass Auto and the Owner Trustee, with prior written notice to the Rating Agencies, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Certificate Balance (which consent of any Holder of a Certificate or Note given pursuant to this Section 11.1(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Certificate or Note and of any Certificate or Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Certificate or Note) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that the Rating Agency Condition shall have been satisfied with respect to any such amendment prior to the execution thereof; and provided, further, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates.

     (c) Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Noteholders, the Indenture Trustee and each of the Rating Agencies.

     (d) It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section 11.1 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent, where required, shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders or Noteholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

     (e) Promptly after the execution of any amendment to the Declaration of Trust, the Owner Trustee shall cause the filing of such amendment in the same location as the recordation of the Declaration of Trust under the Business Trust Statute.

     (f) Prior to the execution of any amendment to this Agreement or the Declaration of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Section 11.1 and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

     SECTION 11.2. No Legal Title to Owner Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Owner Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title or interest of the Certificateholders to and in their ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

     SECTION 11.3. Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Owner Trustee, Issuer, Company, the Certificateholders, the Servicer and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

     SECTION 11.4. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt personally delivered, delivered by overnight courier or mailed certified mail, return receipt requested: (i) if to the Trust or the Owner Trustee, addressed to 15 South 20th Street, Birmingham, Alabama 35233,
Attention: Manager, Structured Finance, and with a copy to the General Counsel of Compass Bank, and to the Corporate Trust Office; (ii) if to Company, addressed to Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, Attention: Secretary; or (iii) if to Compass Auto, addressed to Compass Auto Receivables Corporation, 15 South 20th Street, Birmingham, Alabama 35233, Attention: Manager, Structured Finance, and with a copy to the General Counsel thereof; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

     (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     SECTION 11.5. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 11.6. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 11.7. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, Company, Compass Auto, the Owner Trustee and its successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

     SECTION 11.8. No Petition. The Owner Trustee (not in its individual capacity but solely as Owner Trustee) by entering into this Agreement, each Certificateholder or Certificate Owner, by accepting a Certificate, and the Indenture Trustee and each Noteholder or Note Owner, by accepting the benefits of this Agreement, hereby covenants and agrees that they shall not at any time institute against Compass Auto or Company, or join in any institution against Compass Auto or Company of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any other Basic Document.

     SECTION 11.9. No Recourse. Each Certificateholder or Certificate Owner by accepting a Certificate acknowledges that such Certificateholder's or Certificate Owner's Certificates represent beneficial interests in Issuer only and do not represent interests in or obligations of Compass Bank, Compass Bank-Texas, the Servicer, Compass Auto, Company, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

     SECTION 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

     SECTION 11.11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 11.12. Servicer. The Servicer is authorized to execute on behalf of Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of Issuer to prepare, file or deliver pursuant to the Basic Documents. Upon written request, the Owner Trustee shall execute and deliver to the Servicer a power of attorney appointing the Servicer as Issuer's agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

     SECTION 11.13. Sale and Servicing Agreement. The Owner Trustee is hereby authorized and directed to perform the duties and obligations of the Owner Trustee set forth in Sections 4.4(b), 4.7, 5.1(c) and 8.4 of the Sale and Servicing Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.


                    THE BANK OF NEW YORK TRUST COMPANY
                      OF FLORIDA, N.A., a national banking association, as Owner Trustee


                    By: /s/ David G. Sampson
                        -----------------------------------------------
                    Name: David G. Sampson
                          ---------------------------------------------
                    Title: Vice President
                           --------------------------------------------


                    ASSET BACKED SECURITIES CORPORATION,
                      as Company


                    By: /s/ Philip N. Weingord
                        -----------------------------------------------
                    Name: Philip N. Weingord
                          ---------------------------------------------
                    Title: Vice President
                           --------------------------------------------


                    COMPASS AUTO RECEIVABLES CORPORATION,
                      as the initial Certificateholder and as Settlor


                    By: /s/ Richard O. Hughes
                        -----------------------------------------------
                    Name: Richard O. Hughes
                          ---------------------------------------------
                    Title: Vice President
                           --------------------------------------------

STATE OF ILLINOIS)
COUNTY OF COOK)

     I, Monika Castiglioni, a notary public in and for said county in said state, hereby certify that Richard O. Hughes, whose name as Vice President of Compass Auto Receivables Corporation, a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand this 29th day of June, 1998.


                                        /s/ Monika Castiglioni
                                        ------------------------------------
[Notarial Seal]                         Notary Public

                                        My commission expires: November 29, 1998


STATE OF ILLINOIS)
COUNTY OF COOK)

     I, Monika Castiglioni, a notary public in and for said county in said state, hereby certify that Philip N. Weingord, whose name as Vice President of Asset Backed Securities Corporation, a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand this 29th day of June, 1998.


                                        /s/ Monika Castiglioni
                                        ------------------------------------
[Notarial Seal]                         Notary Public

                                        My commission expires: November 29, 1998

STATE OF ILLINOIS)
COUNTY OF COOK)

     I, Monika Castiglioni, a notary public in and for said county in said state, hereby certify that David G. Sampson, whose name as Vice President of The Bank of New York Trust Company of Florida, N.A., a national banking association, as owner trustee of the Compass Auto Receivables Trust 1998-A, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said association, acting in its capacity as owner trustee as aforesaid.

     Given under my hand this 29th day of June, 1998.

                                        /s/ Monika Castiglioni
                                        ---------------------------------------
[Notarial Seal]                         Notary Public

                                        My commission expires: November 29, 1998

                                                                       EXHIBIT A

NUMBER                                                             $____________

R-                                                         CUSIP NO. ___________


                     COMPASS AUTO RECEIVABLES TRUST 1998-A
                        6.650% ASSET BACKED CERTIFICATE

evidencing a beneficial ownership interest in certain distributions of Issuer, as defined below, the property of which includes a pool of Motor Vehicle Loans sold by Compass Bank, an Alabama state banking corporation ("Compass Bank"), and Compass Bank, a Texas state bank ("Compass Bank-Texas"), to Compass Auto Receivables Corporation, a Delaware corporation ("Compass Auto"), and by Compass Auto to Asset Backed Securities Corporation, a Delaware corporation (the "Company"), and by Company to Issuer.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE, MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (3) IN RELIANCE ON ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUBJECT TO THE RECEIPT BY THE TRUSTEE OF A CERTIFICATION OF THE TRANSFEREE AND AN OPINION OF COUNSEL (SATISFACTORY TO THE TRUSTEE AND ISSUER) TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

SECTION 3.11 AND SECTION 3.12 OF THE TRUST AGREEMENT CONTAIN FURTHER RESTRICTIONS ON THE TRANSFER AND RESALE OF THIS CERTIFICATE AND ANY INTEREST HEREIN. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE, SUBJECT TO THE FOREGOING RESTRICTIONS ON TRANSFERABILITY. IN ADDITION, EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO

HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN SECTION 3.12.

THIS CERTIFICATE MAY NOT BE PURCHASED BY EMPLOYEE BENEFIT PLANS THAT ARE SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR PERSONS USING ASSETS OF SUCH PLANS.

(This Certificate does not represent an interest in or obligation of Compass Bank, Compass Bank-Texas, the Servicer, Compass Auto, Company or any of their Affiliates, except to the extent described below.)

THIS CERTIFIES THAT ________________________ is the registered owner of a ___________________ DOLLARS nonassessable, fully-paid, beneficial ownership interest in certain distributions of COMPASS AUTO RECEIVABLES TRUST 1998-A (the "Issuer") formed by Compass Auto.

                 OWNER TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned Trust Agreement.

THE BANK OF NEW YORK     or    THE BANK OF NEW YORK
TRUST COMPANY OF               TRUST COMPANY OF
FLORIDA, N.A.                  FLORIDA, N.A.

As Owner Trustee               as Owner Trustee

                               By: _______________________
                                    Authenticating Agent

By: _______________________    By: _______________________
     Authorized Signatory            Authorized Signatory

     Issuer was created pursuant to a Declaration of Trust, dated as of June 24, 1998 (as amended and restated, the "Trust Agreement"), between Company, Compass Auto and The Bank of New York Trust Company of Florida, N.A., as owner trustee ("Owner Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix X to the Sale and Servicing Agreement, dated as of June 30, 1998, between Issuer, Asset Backed Securities Corporation, as Company, Compass Bank, as Servicer, and The Chase Manhattan Bank, as Indenture Trustee.

     This Certificate is one of the duly authorized Certificates designated as "6.650% Asset Backed Certificates" (the "Certificates"). Also issued under the Indenture, dated as of June 30, 1998, between Issuer and The Chase Manhattan Bank as Indenture Trustee, are three classes of Notes designated as "Class A-1 5.659% Asset Backed Notes" in the aggregate principal amount of $127,235,000, "Class A-2 5.709% Asset Backed Notes" in the aggregate principal amount of $81,700,000, and "Class A-3 5.900% Asset Backed Notes" in the aggregate principal amount of $170,445,000 (the "Notes"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

     The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement, the Indenture, and the Trust Agreement, as applicable.

     It is the intent of Compass Bank, Compass Bank-Texas, the Servicer, Company, Compass Auto and the Certificateholders that, for purposes of all applicable federal and state income taxes, until the Certificates are held by more than one person or the Trust is recharacterized as a separate entity, the Trust will be disregarded as an entity separate from its owner. If the Certificates are held by more than one person or the Trust is recharacterized as a separate entity, it is the intent of Compass Auto, the Servicer and the Certificateholder that, for purposes of all applicable federal and state income taxes, Issuer will be treated as a partnership and the Certificateholders (including Compass Auto) will be treated as partners in that partnership. Compass Auto and any other Certificateholders by acceptance of a Certificate, agree to treat, and to take no action inconsistent with such treatment of, the Certificates for such tax purposes.

     Each Certificateholder and Certificate Owner, by its acceptance of a Certificate, covenants and agrees that such Certificateholder and Certificate Owner will not at any time institute against Issuer, Compass Auto or Company, or join in any institution against Issuer, Compass Auto or Company of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, the Trust Agreement or any other Basic Document.

     The Certificates do not represent an obligation of, or an interest in, Compass Bank, Compass Bank-Texas, the Servicer, Compass Auto, Company, the Owner Trustee or any of their Affiliates, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement, the Indenture or the Basic Documents.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

     THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     IN WITNESS WHEREOF, the Owner Trustee, on behalf of Issuer and not in its individual capacity, has caused this Certificate to be duly executed.

                        COMPASS AUTO RECEIVABLES TRUST 1998-A

                        By: THE BANK OF NEW YORK TRUST COMPANY OF
                        FLORIDA, N.A., a national
                        banking association, not in its individual capacity, but solely as Owner Trustee



Dated:                  By:_____________________________________

                                   ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)



________________________________________________________________________________
the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_________________________________________________________ Attorney to
transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:


                                               ________________________________*
                                               Signature Guaranteed:

                                               ________________________________*



_______________________
* NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.